UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement, dated November 1, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of Real Goods Solar, Inc. (the “Company”), filed with the Securities and Exchange Commission on October 7, 2016, relating to the Company’s annual meeting of shareholders to be held on Wednesday, November 16, 2016. The purpose of this proxy statement supplement is to correct an inadvertent error in Proposal 2 on page 8 of the Proxy Statement and to update the number of issued and outstanding shares as of a date more recent than set forth in the Proxy Statement.

Proposal No. 2 proposes to amend the Company’s 2008 Long-Term Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares of Class A common stock authorized for issuance under the Incentive Plan to a fixed amount equal to 15% of the shares of Class A commons stock issued and outstanding on the date of the 2016 annual meeting of shareholders.

The third paragraph under the heading “Summary of the Incentive Plan” on page 8 of the Proxy Statement incorrectly states that, if the Company’s shareholders approve Proposal 2, the number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the Incentive Plan would be fixed at an amount that is equal to 15% of the shares of Class A common stock issued and outstanding on December 31, 2016. Instead of “December 31, 2016,” the language in question should have stated “the date of the 2016 annual meeting of the shareholders.”

In order to correct the error discussed above, the paragraph below replaces, in its entirety, the third paragraph under the heading “Summary of the Incentive Plan” on page 8 of the Proxy Statement.

“If our shareholders approve the amendment to the Incentive Plan described above, the maximum aggregate number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the Incentive Plan would be fixed at an amount that is equal to 15% of the shares of Class A common stock issued and outstanding on the date of the 2016 annual meeting of the shareholders and no participant may receive awards under the Incentive Plan for more than 500,000 shares of Class A common stock in any one fiscal year, subject to certain adjustments, such as in the event of a stock split. Currently the maximum aggregate number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the Incentive Plan cannot exceed 92,165 shares of Class A common stock, subject to adjustment as described below. Since 2008 and as of October 3, 2016, 25,687 shares have been issued as awards or upon exercise of options granted under the Incentive Plan. As of October 3, 2016, an immaterial number of shares of our Class A common stock were reserved for issuance upon exercise of outstanding options and awards. Currently, no participant may receive awards under the Incentive Plan for more than 25,000 shares of our Class A common stock in any one fiscal year, subject to certain adjustments, such as in the event of a stock split.”

As of October 28, 2016, there were 7,367,732 shares of the Company’s Class A common stock issued and outstanding.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.